UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018

Proofpoint, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35506	51-041486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive Sunnyvale, CA	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 517-4710

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐             Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President, Chief Operating Officer and Director

On July 9, 2018, Proofpoint, Inc. (the “Company”) announced the appointment of Klaus Oestermann as President and Chief Operating Officer of the Company, effective immediately. The Board of Directors of the Company (the “Board”) has also appointed Mr. Oestermann to serve as a Class II member of the Board, with a term expiring at the Company’s 2020 Annual Meeting of Stockholders, filling the vacancy created by Eric Hahn’s resignation from the Board.

Mr. Oestermann, 52, previously served as Senior Vice President and General Manager, Delivery Networks of Citrix Systems Inc. from February 2015 to March 2017. Prior to this appointment, Mr. Oestermann served as the Group Vice President and General Manager of Citrix’s Networking, Cloud and Service Provider group from January 2010 to February 2015, as Group Vice President and General Manager of the Netscaler and App Networking Product Group from December 2006 to December 2009 and as Area Vice President, US West from November 2003 to December 2006. Mr. Oestermann holds a graduate diploma (HD-A) in business administration from the Copenhagen Business School.

Compensatory Arrangements

The Company entered into an offer letter with Mr. Oestermann on July 6, 2018 (the “Offer Letter”), in connection with his appointment as President and Chief Operating Officer. Pursuant to the Offer Letter, Mr. Oestermann will receive an annual base salary of $500,000 and will be eligible to participate in the Company’s Executive Corporate Bonus Plan as it exists from time to time, with a target bonus opportunity of $500,000 for 2018, pro-rated for 2018 based on number of days employed.

In addition, Mr. Oestermann will receive:

•                  A time-based restricted stock unit award (the “RSU Grant”) having a value of $10 million. The RSU Grant will vest in annual installments over four years, beginning on the first anniversary of the grant date, subject to Mr. Oestermann’s continued service on each vesting date.

•                  A performance-based restricted stock unit award (the “PSU Grant”) having a value of $10 million, with $3 million of such PSU Grant to vest over a four-year period as follows: 100% of the PSU Grant (to the extent unvested) will become eligible to vest if, during the four-year “Performance Period” commencing on January 1, 2018 (which is the Performance Period applicable to the current fiscal 2018 grants made to the executive team, in order to align Mr. Oestermann with the current executive team), the Company (a) has had 5 consecutive quarters of year on year revenue growth exceeding the pre-defined target percentage and (b) has achieved certain profitability metrics per the Board-approved operating plan cumulatively over the same five-quarter period. The remaining $7 million of such PSU grant will vest on the same terms, but with the four-year Performance Period commencing on July 1, 2018.

For purposes of vesting calculations, the RSU Grant and the PSU Grant will have a grant date of July 9, 2018, and the number of shares subject to the RSU Grant or the PSU Grant, as applicable, will be determined by dividing the value of the grant by the average closing price of the Company’s stock for the 30 trading days ending on the day before July 9, 2018. The RSU Grant and the PSU Grant will be granted under the Company’s 2012 Equity Incentive Plan.

In the event of a termination of employment in a “Qualifying Termination,” as defined in the Change in Control and Severance Agreement (the “CICSA”) to be entered into by Mr. Oestermann and the Company, Mr. Oestermann will be entitled to receive (1) a lump sum cash payment in an amount equal to twelve months’ worth of Mr. Oestermann’s monthly base salary; (2) twelve months of acceleration of all outstanding equity awards (including with respect to any equity awards subject to performance-based vesting); provided that, performance-based awards shall only accelerate to the extent the applicable performance criteria are satisfied as of the date of termination (irrespective of whether a determination as to achievement has been made by termination), (3) 50% of his target variable compensation, reduced by any portion of such variable compensation award otherwise paid pursuant to the following section (5) of this paragraph, (4) reimbursement of premiums paid for health care continuation coverage for up to twelve months, and (5) earned but unpaid annual bonus; in the case of amounts payable pursuant to sections (1)-(4) above, subject to a release of claims by Mr. Oestermann.

In the event of a Qualifying Termination in connection with a Change in Control (as defined in the CICSA), Mr. Oestermann will be entitled to receive (1) a lump sum cash payment in an amount equal to (i) twelve months’ worth of Mr. Oestermann’s monthly base salary plus (ii) 100% of Mr. Oestermann’s annual target bonus, at the rate in effect immediately prior to the severance date; (2) full acceleration of all outstanding equity awards if the Change in Control occurs six months or more after the grant date and acceleration of 50% of unvested shares subject to any equity awards if the Change in Control occurs less than six months after the grant date (including with respect to any equity awards subject to performance-based vesting); provided that, performance-based awards shall only accelerate to the extent the applicable performance criteria are satisfied as of the date of termination (irrespective of whether a determination as to achievement has been made by termination), (3) reimbursement of premiums paid for health care continuation coverage for up to twelve months and (4) any earned but unpaid annual bonus.

The foregoing description of Mr. Oestermann’s compensation and the terms and conditions of his employment is qualified in its entirety by the full text of Mr. Oestermann’s Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporation herein by reference.

In addition, Mr. Oestermann will enter into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35506) filed with the Securities and Exchange Commission on October 31, 2017.

There is no arrangement or understanding between Mr. Oestermann and any other persons pursuant to which Mr. Oestermann was elected President, Chief Operating Officer or director. There are no family relationships between Mr. Oestermann and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 9, 2018, the Company issued a press release announcing the appointment of Mr. Oestermann as the President and Chief Operating Officer. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Departure of Director; Appointment of Chairman and Lead Independent Director

Effective July 9, 2018, Eric Hahn resigned from his position as Chairman of the Board. Mr. Hahn’s resignation was not due to any disagreement with the Company or its management. In connection with Mr. Hahn’s resignation, the Board appointed Gary Steele, the current Chief Executive Officer of the Company and a member of the Board, to serve as Chairman of the Board and appointed Dana Evan, a current member of the Board, to serve as Lead Independent Director, each effective as of Mr. Hahn’s resignation. Mr. Steele will also continue as the Company’s Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter between the Company and Klaus Oestermann, dated July 6, 2018

99.1	Press Release, dated July 9, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROOFPOINT, INC.

Date: July 9, 2018	By:	/s/ Paul Auvil
Paul Auvil
Chief Financial Officer